UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

NGA HoldCo, LLC

(Exact name of registrant as specified in its charter)

Nevada	0-52734	20-8349236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Waterway Avenue, Suite 150, The Woodlands, TX		77380
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-559-7400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas R. Reeg resigned from his position as Operating Manager of NGA HoldCo, LLC (the “Company”), effective as of December 1, 2010. Effective the same date, he also resigned from his positions as Operating Manager of each of the Company’s subsidiaries, NGA Blocker, LLC and NGA AcquisitionCo, LLC, and as Operating Manager of NGA VoteCo, LLC (“VoteCo”), which owns the only issued and outstanding Class A Unit of the Company, representing all of the Company’s voting equity. Mr. Reeg resigned from his positions with the Company and its affiliated entities to assume a position with Eldorado Resorts, LLC, the entity in which the Company owns a 17.0359% interest.

Timothy T. Janszen, one of the Company’s three remaining managers, was designated by the Company’s Board of Managers to assume the position of Operating Manager of the Company and each of its subsidiaries, effective December 1, 2010. Mr. Janszen has been a manager of the Company since July 1, 2007. Because the Company does not have any employees, its Operating Manager performs for the Company those services commonly performed by a principal executive officer. The Company’s managers, including its Operating Manager, receive no compensation by or on behalf of the Company for their services to the Company or its subsidiaries, although they are entitled to reimbursement from the first available funds of the Company for direct out-of-pocket expenses they incur on behalf of the Company that directly relate to the business and affairs of the Company.

Timothy T. Janszen, 46, has been the Chief Executive Officer of Newport Global Advisors L.P. since September 14, 2005. Prior to joining Newport Global Advisors L.P., Mr. Janszen held a number of positions, most recently Managing Director and portfolio manager, in the High Yield Group of AIG Global Investment Group over a period of more than five years. Mr. Janszen joined AIG Global Investment Group with the acquisition of American General Investment Management (“AGIM”) in 2001. Mr. Janszen was responsible for the management of AIG Global Investment Group’s high yield group. Mr. Janszen was also the lead portfolio manager of all general and separate high yield accounts. Previously, Mr. Janszen was head of high yield portfolio management at AIG Global Investment Group. At AGIM, he was head of credit research. Prior to rejoining AGIM, Mr. Janszen served as director of research for Pacholder Associates, an independent money manager focused on high yield and distressed investing. Prior to that, Mr. Janszen worked for American General as a senior investment manager. For the four years prior to originally joining American General, Mr. Janszen served in a variety of senior management positions including the last two years as president of ICO, Inc., a public oil service company affiliated with Pacholder. Mr. Janszen spent the first four years of his career as a high yield trader and analyst at Pacholder. Mr. Janszen received a Bachelor of Sciences in Business Administration, cum laude, from Xavier University in Cincinnati, Ohio, in 1986.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NGA HOLDCO, LLC

Date: February 14, 2011	By:	/s/ Timothy T. Janszen

Timothy T. Janszen, Operating Manager